Exhibit T3A.3

CERTIFICATE OF FORMATION

OF

LIMITED LIABILITY COMPANY

FIRST:  The name of the limited liability company is CD MALAYSIA TECHNICAL SERVICES LLC

SECOND:  The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of its Registered Agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of CD MALAYSIA TECHNICAL SERVICES LLC this 17th day of February 2012.

Corporation Service Company,
Organizer

BY	/s/ Susan Walker

Susan Walker
Assistant Secretary

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: CD Malaysia Technical Services LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

First:  The name of the limited liability company is Colt Defense Technical Services LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 31st day of May, A.D. 2012.

By:	/s/ Jeffrey G. Grody
Authorized Person(s)

Name:	Jeffrey G. Grody
Print or Type